Exhibit 14.1

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-110865, No. 333-110857 and No. 333-90266) of Technip of our report dated April 2, 2004 (except for the Notes 30-32 to the consolidated financial statements for which the date is May 10, 2004), with respect to the consolidated financial statements of Technip included in the Annual Report (Form 20-F) for the year ended December 31, 2003.

Neuilly-sur-Seine, France
June 29, 2004

BARBIER FRINAULT & AUTRES
ERNST & YOUNG
Represented by Gilles Puissochet